                                               EXHIBIT   4.17

THIRD AMENDMENT
TO
LOAN AGREEMENT

	This Third Amendment to Loan Agreement is made and entered into as of the 21st day of December, 1995, by and among Wisconsin Gas Company Employees' Saving Plans Trust (the
"Trust"), WICOR, Inc. (the "Company") and M & I Marshall &
Ilsley Bank, a Wisconsin banking corporation (the "Bank"). All terms not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement by and among the Trust, the Company and the Bank dated as of November 4, 1991
(the "Agreement") as amended.

WITNESETH

	WHEREAS, the stated maturity of the ESOP Note (as amended) is December 29, 1995; and

	WHEREAS, the Trust has requested that the maturity date of the ESOP Note be extended until March 29, 1996 and the Bank has agreed to such extension.

	NOW, THEREFORE, the parties hereto agree as follows:

	1.	Amendment of Subsection 2.1.  Subsection 2.1 of the
Agreement (as amended) shall be, and it hereby is, further amended by deleting the first sentence thereof in its entirety and, in lieu thereof, inserting the following:

		"Subject to the terms and conditions hereof, the Bank agrees to lend to the Trust, on the Effective Date, Ten Million Dollars ($10,000,000), which amount shall be payable in nineteen
(19) consecutive installments, consisting of eighteen (18) consecutive Quarterly installments of Two Hundred Fifty Thousand Dollars ($250,000) each payable on the last Business Day of each Quarter commencing on November 30, 1991, and a final payment in the amount of the outstanding principal balance on March 29, 1996.

	2.	Amendment of Subsection 2.2.  Subsection 2.2 of the
Agreement (as amended) shall be, and it hereby is, further amended by deleting part (b) thereof in its entirety and, in lieu thereof, inserting the following:

	"(b) be stated to mature on March 29, 1996, and be payable as provided in subsection 2.1 hereof, and"

	3.	Effectiveness of Amendment.  This Amendment shall
become effective upon receipt of the Bank of (I) copy of this Amendment duly executed by the rust, the Bank and the Company,
(ii) the Consent of Guarantor attached to this amendment duly executed by the Company and (iii) the Amended and Restated Promissory Note substantially in the form attached hereto as Exhibit A executed by the Trust which Note shall hereinafter constitute the ESOP Note.


	4.	Miscellaneous

	(a)	The Trust hereby represents and warrants to the Bank
that all of the representations and warranties made by the Trust in the Loan Documents are true and correct on the date of this Amendment and that no Default or Event of Default under the Agreement has occurred and is continuing as of the date of this Amendment.

	(b)	The Company hereby represents and warrants to the Bank
that all of the representations and warranties made by the Company in the Loan Documents are true and correct on the date of this Amendment, that no Default or Event of Default under the Agreement has occurred and is continuing as of the date of this Amendment; that the making, execution and delivery of this Amendment, and performance of and compliance with the terms of the Agreement, as hereby amended, (I) have been duly authorized by the Boards of directors of Wisconsin gas and of the Company and by all other actions, (ii) do not and will not conflict with, contravene or violate any provision of, or result in a breach of or default under, or require the waiver (not already obtained) of any provision of or the consent (not already given) of any Person under the terms of the Trust Agreement and (iii) will not violate, conflict with, or constitute a default under any law, regulation, order or any other requirement of any court, tribunal, arbitrator, or Governmental Authority, that the Agreement, as amended hereby and the ESOP Note, as now amended and restated by the Amended and Restated Promissory Note constitute valid and legally binding obligations of the Trust, and are enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights

	(c)	Each reference in the Agreement to "this agreement":
and each reference in the ESOP Note and the Guaranty to "Agreement" shall be deemed a reference to the Agreement as amended by this Third Amendment and the First and Second
Amendments entered into on November 4, 1994, and November 3,
1995, respectively.

	(d)	Except as amended by this Amendment (and the prior
amendments dated November 4, 1994, and November 3, 1995); the terms and conditions of the Agreement shall remain in all other respects in full force and effect.

	(e)	The Company acknowledges and agrees that pursuant to
section 11.6 of the Guaranty, the Company shall cause Wisconsin
Gas to reimburse the Bank for all of its out-of-pocket costs and expenses incurred in connection with this Amendment t, including the fees and disbursements of the counsel to the Bank for the preparation hereof and expenses incurred in connection herewith.

	(f)	The Amendment and the rights and obligations of the
parties hereto shall be governed by the laws of the State of Wisconsin.


	IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan Agreement to be executed by their respective officers as of the date first written above.

				MARSHALL & ILSLEY TRUST COMPANY
				AS TRUSTEE FOR THE WISCONSIN GAS COMPANY
				EMPLOYEES' SAVINGS PLANS TRUST


				By: Charlene Kelimann,  VP
										(Title)
				WICOR, INC.

				By:J.P. Wenzler   VP, Treasurer & CFO
										(Title)

				M&I MARSHALL & ILSLEY BANK

				By Brian Cooper,   VP
										(Title)

				By Gina A. Peters,  SVP
										(Title)

CONSENT OF GUARANTOR

	The undersigned hereby (I) acknowledges and agrees that the Guaranty executed by the undersigned is and remains in full force and effect subject to no defense, counterclaim or offset of any kind, (ii) acknowledges its receipt of a copy of the foregoing Amendment, acknowledges that it has received notice of the extension of the time for payment of the ESOP Loan pursuant to such Amendment and hereby consents and agrees to the terms of the foregoing Amendment, all in accordance with Section 7 of the Guaranty and (iii) acknowledges and agrees that the giving of the undersigned's consent to the foregoing Amendment shall not in any way be construed to require the giving of the undersigned's consent to any future amendment.

	Dated as of December 21, 1995.

			WICOR, INC.

			By JP Wenzler, VP, Treasurer & CFO
							(Title)






1